  As filed with the Securities and Exchange Commission on September 29, 2000
                                                   Registration No. 333-________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                             --------------------

                               LIFEMINDERS, INC.
            (Exact name of registrant as specified in its charter)


             Delaware                                    52-1990403
 (State or other jurisdiction of             (IRS Employer Identification No.)
  incorporation or organization)

                             1110 Herndon Parkway
                               Herndon, VA 20170
              (Address of principal executive offices) (Zip Code)


                            SMARTRAY NETWORK, INC.
STOCK OPTION AND  RESTRICTED  STOCK  PURCHASE PLAN (as assumed by  Registrant)
                          (Full title of the Plan(s))

                             --------------------

                            Stephen R. Chapin, Jr.
      Chief Executive Officer and Chairman of the Board LifeMinders, Inc.
                    1110 Herndon Parkway Herndon, VA 20170
                    (Name and address of agent for service)
                                (703) 707-8261
         (Telephone Number, including area code, of agent for service)

                             --------------------

                        CALCULATION OF REGISTRATION FEE

                                                               Proposed Maximum        Proposed Maximum
                                          Amount to be          Offering Price        Aggregate Offering          Amount of
Title of Securities to be Registered      Registered(1)          per Share(2)              Price(2)            Registration Fee
------------------------------------    ----------------       ----------------       ------------------       ----------------
Smartray Network, Inc. Stock Option
and Restricted Stock Purchase Plan
----------------------------------
Common Stock,0.01 par value                249,206 shares            $ 12.34             $ 3,075,202.04            $ 811.85
                                                                                                              =================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Smartray Network, Inc. Stock Option and Restricted Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price per share of the outstanding options under the assumed plan.

                                    PART II

              Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference
        ---------------------------------------

               LifeMinders, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the Commission on February 25, 2000, as amended on Form 10-K/A filed with the Commission on April 4, 2000, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act ");

          (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000 and June 30, 2000 filed with the Commission on May 15, 2000 and August 14, 2000, respectively;

        (c) The Registrant's Current Reports on Form 8-K for period dates March 29, 2000, June 14, 2000 and August 31, 2000 filed with the Commission on April 13, 2000 (as amended on Forms 8-K/A filed with the Commission on June 12, 2000 and June 13, 2000), June 15, 2000 and September 15, 2000, respectively; and

        (d) The Registrant's Registration Statement No. 000-28133 on Form 8-A filed with the Commission on November 16, 1999, pursuant to
               Section 12(b) of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

               All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities
        -------------------------

               Not applicable.

Item 5. Interests of Named Experts and Counsel
        --------------------------------------

               Not applicable.

Item 6. Indemnification of Directors and Officers
        -----------------------------------------

               The Registrant's Restated Certificate of Incorporation provides that it shall indemnify its current and former directors and officers, and may indemnify its current and former employees and agents, against any and all liabilities and expenses incurred in connection with their services in those capacities to the maximum extent permitted by Delaware law.

               The Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation has the power generally to indemnify its current and former directors, officers, employees and other agents (each, a

"Corporate Agent") against expenses and liabilities (including amounts paid in settlement) in connection with any proceeding involving such person by reason of his being a Corporate Agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful.

               In the case of an action brought by or in the right of the corporation, indemnification of a Corporate Agent is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification.

               To the extent that a Corporate Agent has been successful on the merits or otherwise in the defense of such proceeding, whether or not by or in the right of the corporation, or in the defense of any claim, issue or matter therein, the corporation is required to indemnify such person for expenses in connection therewith. Under the DGCL, the corporation may advance expenses incurred by a Corporate Agent in connection with a proceeding, provided that the Corporate Agent undertakes to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. The Registrant's Restated Certificate of Incorporation requires it to advance expenses to any person entitled to indemnification, provided that such person undertakes to repay the advancement if it is determined in a final judicial decision from which there is no appeal that such person is not entitled to indemnification.

               The power to indemnify and advance the expenses under the DGCL does not exclude other rights to which a Corporate Agent may be entitled to under the certificate of incorporation, by laws, agreement, vote of stockholders or disinterested directors or otherwise.

               The Registrant's Restated Certificate of Incorporation permits it to secure insurance on behalf of our directors, officers, employees and agents for any expense, liability or loss incurred in such capacities, regardless of whether the Restated Certificate of Incorporation or Delaware law would permit indemnification against such expense, liability or loss. The purpose of these provisions is to the Registrant in retaining qualified individuals to serve as its directors, officers, employees and agents by limiting their exposure to personal liability for serving as such.

Item 7. Exemption from Registration Claimed
        -----------------------------------
               Not applicable.

Item 8. Exhibits
        --------

Exhibit Number    Exhibit
--------------    -------
      4           Instruments Defining the Rights of Stockholders. Reference is
                  made to Registrant's Registration Statement No. 000-28133 on
                  Form 8-A, together with any thereto, which are incorporated herein by reference pursuant to Item 3(d) to this Registration
                  Statement.
      5           Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1         Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.
     23.2         Consent of Deloitte & Touche LLP, Independent Accountants.
     23.3         Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
     24           Power of Attorney. Reference is made to page II-4 of this
                  Registration Statement.
     99.1         Smartray Network, Inc. Stock Option and Restricted Stock
                  Purchase (including amendment dated August 8, 2000), as assumed by Registrant.
     99.2         Form of Incentive Stock Option Agreement.
     99.3         Form of Stock Option Assumption Agreement.

Item 9. Undertakings
        ------------

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Smartray
Network, Inc Stock Option and Restricted Stock Purchase Agreement, as assumed by Registrant.

               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, Commonwealth of a Virginia on this 29th day of September, 2000.

                                       LifeMinders, Inc.


                                       By: /s/ Stephen R. Chapin, Jr.
                                           ------------------------------------
                                           Stephen R. Chapin, Jr.
                                           Chief Executive Officer and
                                           Chairman of the Board



                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

               That the undersigned officers and directors of LifeMinders, Inc., a Delaware corporation, do hereby constitute and appoint Stephen R. Chapin, Jr. and Joseph S. Grabias, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                                    Title                                           Date
       ---------                                    -----                                           ----

/s/ Stephen R. Chapin, Jr.
---------------------------         Chief Executive Officer and Chairman of the               September 29, 2000
Stephen R. Chapin, Jr.              Board (Principal Executive Officer)


/s/ Joseph S. Grabias
---------------------------         Vice President and Chief Financial Officer                September 29, 2000
Joseph S. Grabias                   (Principal Financial and Accounting Officer)

       Signature                                          Title                                      Date
       ---------                                          -----                                      ----

/s/ Douglas A. Lindgrin
-------------------------------               Director                                    September 29, 2000
Douglas A. Lindgrin


/s/ Philip D. Black
-------------------------------               Director                                    September 29, 2000
Philip D. Black


/s/ Jonathan B. Bulkeley
-------------------------------               Director                                    September 29, 2000
Jonathan B. Bulkeley


/s/ Gene Riechers
-------------------------------               Director                                    September 29, 2000
Gene Riechers


/s/ Sunil Paul
_______________________________               Director                                    September 29, 2000
Sunil Paul


/s/ Allison Abraham
-------------------------------               President and Director                      September 29, 2000
Allison Abraham


                      SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.


                                   EXHIBITS

                                      TO

                                FORM S-8 UNDER

                            SECURITIES ACT OF 1933


                               LIFEMINDERS, INC.

                                 EXHIBIT INDEX

Exhibit Number      Exhibit
--------------      -------
      4             Instruments Defining the Rights of Stockholders. Reference
                    is made to Registrant's Registration Statement No. 000-28133 on Form 8-A, together with any thereto, which are exhibits incorporated herein by reference pursuant to Item 3(d) to
                    this Registration Statement.
      5             Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1           Consent of PricewaterhouseCoopers LLP, Independent
                    Accountants.
     23.2           Consent of Deloitte & Touche LLP, Independent Accountants.
     23.3           Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
     24             Power of Attorney. Reference is made to page II-4 of this
                    Registration Statement.
     99.1           Smartray Network, Inc. Stock Option and Restricted Stock
                    Purchase (including amendment dated August 8, 2000), as assumed by Registrant.
     99.2           Form of Incentive Stock Option Agreement.
     99.3           Form of Stock Option Assumption Agreement.